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                                                                  EXHIBIT 10.4

                              EMPLOYMENT CONTRACT

         THIS EMPLOYMENT CONTRACT is made and entered into the 1st day of June, 1990 by and between FIRST SEISMIC Corporation (COMPANY) and ROGERS E. BEALL of Houston, Texas (BEALL).

                                   WITNESSETH

         WHEREAS, COMPANY and BEALL desire to reduce to writing their agreements and understandings relating to the employment of BEALL by COMPANY:

         NOW THEREFORE, IN CONSIDERATION OF THE PREMISES, and the sum of Ten Dollars ($10.00) to BEALL in hand paid by COMPANY, and other valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties do contract and agree as follows:

1.       EMPLOYMENT

         The COMPANY agrees to employ BEALL as President and Chief Executive Officer of the COMPANY at the discretion of the Board of Directors of the COMPANY, and BEALL agrees to continue such employment and to perform the duties and discharge the responsibilities hereinafter set out upon the terms and conditions hereafter set forth.

2.       DUTIES

         As Chief Executive Officer of the COMPANY BEALL shall have the responsibility of developing and implementing the business plan of the COMPANY, developing and implementing special projects with the approval of the Board of Directors and establishing and maintaining working relationships with the investment and financial community.

         As President of the COMPANY BEALL shall have the responsibility of directing and supervising all of the activities of the COMPANY both new and recurring, in its normal course of business. All officers of the COMPANY shall report directly to BEALL. BEALL shall report directly to the Board of Directors and BEALL agrees to perform such additional duties relating to his primary duties as may be assigned to him by the Board of Directors, including services for entities affiliated with the COMPANY, without additional compensation.

3.       EXTENT OF SERVICES

         BEALL shall devote such time, attention and energy to the business of the COMPANY and entities

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affiliated with the COMPANY as may be required by the Board of Directors of the COMPANY and shall not, during the term of this Agreement, be engaged in any other business activity if pursued for gain, profit or other pecuniary advantage. The foregoing shall not be construed as preventing BEALL from making investments in non-competing businesses or enterprises provided such investments do not require any personal services from BEALL in the operation or management of such businesses or enterprises.

4.       COMPENSATION

         As compensation for all services to be rendered by BEALL for the COMPANY or any of its affiliates, COMPANY agrees to pay BEALL a yearly base salary equal to one hundred twenty five thousand dollars ($125,000.00) payable in equal semi-monthly installments. BEALL shall also be entitled to receive, at the discretion and direction of the Compensation Committee of the Board of Directors, a bonus to be awarded not less than annually.

         Due to changes in the COMPANY's accounting procedures BEALL hereby agrees that his ten percent (10%) net profits interest, as set forth in his prior Employment Contract with the COMPANY, terminated as of January 1, 1990.

         BEALL shall be entitled to participate in the COMPANY's Employee Stock Option Plan with such participation and exercise of options granted under the plan to be in compliance with the COMPANY's policies and state and federal laws where applicable.

5.       COMPANY BENEFITS

         In addition to the above and foregoing compensation, COMPANY shall make available to BEALL and BEALL shall have the right to participate in:

         A. A group hospitalization, dental, disability and life insurance plan to the extent same is available to all other full-time employees.

         B. Participation in COMPANY retirement and other benefit plans to the extent same are available to all other full-time employees.

         C. Such other benefits as are made available to all other full-time employees. BEALL shall be entitled to annual leave based upon the number of years of service with the COMPANY.

6.       EXPENSES

         COMPANY agrees to reimburse BEALL for all expenses reasonably and necessarily incurred by him

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in connection with the business of the COMPANY or any of its subsidiaries or affiliates for meals, lodging, travel and entertainment.

7.       DISCLOSURE OF INFORMATION

         BEALL acknowledges that as President and Chief Executive Officer of the COMPANY he will have access to confidential and proprietary information of the COMPANY, of corporations affiliated with the COMPANY and of clients of COMPANY and that such information constitutes valuable trade secrets of the COMPANY and such other corporations. BEALL agrees that he will not, during the term of this Agreement or thereafter, disclose any of such confidential or proprietary information or trade secrets of the COMPANY, any of its affiliates, or COMPANY's clients to any other person, firm, corporation, association or other entity for any reason or for any purpose whatsoever. In the event of a breach or threatened breach of the provisions of this paragraph, the COMPANY shall without prejudice to any other remedy to which it may be entitled, be entitled to an injunction restraining any such breach.

8.       RESTRICTIVE COVENANTS

         BEALL agrees that during the term of his employment with COMPANY he will not be engaged as principal, agent, representative, consultant, employee, trustee, or through the agency of any corporation, partnership, association or agent or agency, in any business that is in competition with the business conducted by COMPANY. BEALL further agrees that during the term of his employment by the COMPANY, and for a period of one year (1) thereafter, he will not own, directly or indirectly, any interest in, nor will he serve as an officer, director, employee, or consultant to any business in competition with the business of the COMPANY. Upon receipt by the COMPANY of a 30-day advance written notice to terminate this Agreement on amiable terms, the one year (1) restrictive covenant will not apply and then BEALL may engage in competitive endeavors. BEALL agrees and acknowledges that the remedy at law for any breach of the foregoing is and will be inadequate and that COMPANY shall be entitled to injunctive relief to enforce the foregoing covenants.

9.       TERM AND TERMINATION

         This Agreement shall be effective for the term of three (3) years, beginning on the 1st day of July, 1990 and terminating on the date which is thirty six (36) months thereafter, (i) unless BEALL shall sooner die, whereupon this Agreement shall terminate, or (ii) unless this Agreement shall be sooner

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terminated by either party, or (iii) unless the COMPANY shall terminate this
Agreement as provided for hereinafter.

         COMPANY may at any time after the commencement of the term of this Agreement, by giving to BEALL 24 hours prior written notice, terminate this Agreement if the Board of Directors of COMPANY, in the exercise of good faith judgment, shall determine that BEALL has been negligent, dishonest, or derelict in the performance of his duties hereunder.

         The failure of COMPANY to exercise its right to terminate this Agreement with respect to any one or more of the matters provided for or referred to in the preceding paragraph shall not be taken or held to be a waiver by COMPANY of its right to terminate this Agreement in respect of any subsequent breach.

         This Agreement shall be automatically renewed and extended for successive one (1) year periods upon the same terms and conditions herein set forth unless notice of termination shall have been given by either party as permitted hereunder.

10.      NOTICE

         Any notice which either party hereto may be required or shall desire to give hereunder shall be deemed to be duly given when delivered personally or when mailed by certified or registered mail, postage prepaid, to the party to whom such notice is being given at the address indicated below, or any such other address or addresses of which such party shall have been given written notice:

         COMPANY                      FIRST SEISMIC Corporation
                                      c/o Rogers E. Beall
                                      600 17th Street, Suite 400
                                      Denver, Colorado 80202

         BEALL                        Rogers. E. Beall
                                      c/o FIRST SEISMIC Corporation
                                      10375 Richmond Ave., Suite 1100
                                      Houston, Texas 77042

11.      MISCELLANEOUS

         The descriptive headings of the several sections of this Agreement are inserted for the convenience of the parties only and do not constitute a part of this Agreement.

         This Agreement is made and entered into in Denver, Colorado, and all rights and obligations of the parties hereunder shall be construed and interpreted under and pursuant to the laws of the State of Colo-

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rado.

         This Agreement supersedes all prior or contemporaneous agreements or understandings between the parties hereto, whether written or oral.

         This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that this Agreement shall be deemed to be personal to BEALL and shall not be assignable by BEALL.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first above written.

                                FIRST SEISMIC Corporation


                                BY: /s/ [ILLEGIBLE]
                                   -----------------------------------------

                                TITLE:  TREASURER
                                      --------------------------------------

                                BY: /s/ Rogers E. Beall
                                   -----------------------------------------
                                   ROGERS E. BEALL

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